Exhibit 1.1

EXECUTION COPY

ASPEN INSURANCE HOLDINGS LIMITED

6,000,000 Shares

7.25% Perpetual Non-Cumulative Preference Shares

(Liquidation Preference $25 Per Share)

UNDERWRITING AGREEMENT

April 3, 2012

CITIGROUP GLOBAL MARKETS INC.

BARCLAYS CAPITAL INC.

UBS SECURITIES LLC

WELLS FARGO SECURITIES, LLC

  As Representatives of the several

  Underwriters named in Schedule 1

c/o CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

c/o BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

c/o UBS SECURITIES LLC

677 Washington Boulevard

Stamford, CT 06901

c/o WELLS FARGO SECURITIES, LLC

301 S. College Street, 6th Floor

Charlotte, NC 28288

Dear Sirs:

1. Introductory. Aspen Insurance Holdings Limited, a Bermuda company (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule 1 hereto for whom you are acting as representatives (the “Representatives”) 6,000,000 shares of its 7.25% Perpetual Non-Cumulative Preference Shares (the “Firm Securities”), with an initial liquidation preference of $25 per share (the “Preference Shares”), which shall have the rights, powers and preferences set forth in the Certificate of Designation of Perpetual Non-Cumulative Preference Shares to be dated on or about April 11, 2012 (the “Certificate of Designation”). In addition, the Company proposes to issue and sell to the

Underwriters, at the option of the Underwriters, up to an additional 900,000 shares of Preference Shares (the “Optional Securities”). The Firm Securities and the Optional Securities are herein referred to as the “Securities.” The ordinary shares, par value $.0015144558 per share, of the Company are hereinafter referred to as the “Ordinary Shares”.

The Company hereby agrees, pursuant to this agreement (the “Agreement”), with the Underwriters as follows:

2. Representations, Warranties and Agreements of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-171167) relating to the Securities, including a prospectus (the “initial registration statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective under the Securities Act of 1933, as amended (the “Act”). For purposes of this Agreement, “Effective Time” with respect to the registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, became effective, or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, becomes effective. “Effective Date” with respect to the initial registration statement means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein pursuant to the General Instructions of the Form on which it is filed, is hereinafter referred to as the “Initial Registration Statement”.

“Registration Statement” as of any time means the Initial Registration Statement and any post-effective amendment in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “effective time” of the Registration Statement. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act.

“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Applicable Time” means 4:50 P.M. (New York City time) on the date of this Agreement.

(ii) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”), and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of this Agreement, the Initial Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) and as of the Closing Date and any Optional Closing Date (as defined below), each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The four preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) (A) At the time of filing of the Registration Statement, (B) at time of the most recent amendment of the Registration Statement for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv) As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the information on Schedule 2 hereto, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (a) the Company has promptly notified or will promptly notify the Representatives and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(vi) Since the respective dates as of which information is given in any Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change in the capital stock, the capital or surplus or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus.

(vii) Neither the Company nor any of Aspen Insurance UK Limited (“Aspen U.K.”) nor Aspen Bermuda Limited (“Aspen Bermuda”) (together with Aspen U.K., the “Designated Subsidiaries”) hold title to any real property; all of the leases, subleases and licenses under which the Company or any of its Designated Subsidiaries holds real properties described in the General Disclosure Package and the Prospectus are in full force and effect, and neither the Company nor any Designated Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Designated Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Designated Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(viii) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each of the Designated Subsidiaries has been duly organized or incorporated and is validly existing as a company or corporation in good standing (including, in the case of Aspen Bermuda, as an exempted company) under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign company or corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; and none of the Company’s subsidiaries, other than Aspen (UK) Holdings Limited and the Designated Subsidiaries, is a “significant subsidiary” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

(ix) The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the General

Disclosure Package and the Prospectus; the Certificate of Designation has been duly and validly authorized by the Company; the Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Preference Shares contained in the General Disclosure Package and the Prospectus; and all of the currently issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights which have not been complied with.

(x) This Agreement has been duly authorized, executed and delivered by the Company.

(xi) There are no currency exchange control laws or withholding taxes, in each case of Bermuda or the United Kingdom (or any political subdivision or taxing authority thereof) that would be applicable to the payment of any amounts (A) under the Securities by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (B) by any of the Company’s subsidiaries to the Company; the Bermuda Monetary Authority (the “BMA”) has designated the Company and Aspen Bermuda as non-resident for exchange control purposes and has granted the Company permission for the issue and free transferability of the Securities pursuant to the Registration Statement, to and among persons who are non-residents of Bermuda for exchange control purposes (including permission for the issue and free transferability of up to 20% of the Securities to and among persons who are residents of Bermuda for exchange control purposes); such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company and Aspen Bermuda are “exempted companies” under Bermuda law and have not (V) acquired and do not hold any land for their respective business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (W) acquired and do not hold land by way of lease or tenancy for terms of not more than 21 years in order to provide accommodation or recreational facilities for their officers and employees, without the express authority of the Bermuda Minister of Finance, (X) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (Y) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (Z) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law; neither the Company nor Aspen Bermuda has received notification from the BMA or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its status as an “exempted company” or permission to the Company to issue and transfer the Preference Shares.

(xii) The execution, delivery and performance of this Agreement and the Certificate of Designation and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a “Constitutional Document”), as the case may be, of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated hereby.

(xiii) No consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the “Governmental Authorizations”) is required for the sale and issuance of the Securities or the consummation by the Company of the transactions contemplated hereby, except (A) the registration under the Act of the Securities, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representatives, (C) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the respective accounts of the Underwriters, (D) such consents, approvals or authorizations required by the New York Stock Exchange (the “NYSE”) in connection with the listing of the Securities, (E) the filing of the Prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law and (F) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the BMA.

(xiv) Neither the Company nor any of the Designated Subsidiaries is (A) in violation of any of its Constitutional Documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for any such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise waived or consented to by the parties or shareholders to which the Company or the Designated Subsidiaries owes any obligations under such agreements or documents.

(xv) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of any Underwriter to Bermuda or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside Bermuda by the Underwriters of the Securities to the initial purchasers thereof.

(xvi) Except as disclosed in the General Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries by A.M. Best Company, Inc., Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), or Moody’s Investors Services, Inc. (“Moody’s”) (collectively, the “Ratings Agencies” and, individually, a “Rating Agency”). To the best of the Company’s knowledge, the Ratings Agencies are the only “nationally recognized statistical rating organizations,” as that term is defined in Section 3(a)(62) of the Exchange Act, which currently rate the debt securities or preferred shares of the Company or the financial strength or claims-paying ability of the Company or any of the Designated Subsidiaries. To the best of the Company’s knowledge, none of the Ratings Agencies and no other nationally recognized statistical rating organization currently rates any other securities of the Company or any securities of its subsidiaries.

(xvii) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others.

(xviii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xix) Each of the Designated Subsidiaries and Aspen Specialty Insurance Management Inc. is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the General Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company, the Designated Subsidiaries and Aspen Specialty Insurance Management Inc. has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the General Disclosure Package and the Prospectus, each of the Company, the Designated Subsidiaries and Aspen Specialty Insurance Management Inc. has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the General Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company, the Designated Subsidiaries or Aspen Specialty Insurance Management Inc. has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company, the Designated Subsidiaries or Aspen Specialty Insurance Management Inc. to conduct its existing business as described in the General Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the General Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Designated Subsidiaries.

(xx) Each of the Company and the Designated Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) assets as recorded are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi) Each of the Company and the Designated Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Designated Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii) (A) Any tax returns required to be filed by the Company or any of its subsidiaries, other than Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited, in any jurisdiction have been accurately prepared and timely filed, except where valid extensions have been obtained, and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest and (B) to the Company’s knowledge, any tax returns required to be filed by Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited in any jurisdiction have been accurately prepared and timely filed and any taxes, including any withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, in either case with respect to clauses (A) and (B), (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its subsidiaries if (a) any of them was characterized as a “personal holding company” as defined in Section 542 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) any of them other than Aspen Specialty Insurance Management Inc., Aspen Specialty Insurance Company, Aspen U.S. Holdings, Inc., Aspen Insurance U.S. Services Inc., Aspen Re America, Inc., Aspen Specialty Insurance Solutions LLC (“ASIS”), Aspen Re America California, LLC, Aspen Re America Risk Solutions LLC and Aspen American Insurance Company (collectively, the “U.S. Subsidiaries”) and Aspen Underwriting Limited was characterized as engaged in a U.S. trade or business, and (c) any of them other than Aspen U.K., Aspen (UK) Holdings Limited, Aspen Insurance UK Services Limited, AIUK Trustees Limited, Aspen Management Agency Limited, Aspen Underwriting Limited, Aspen Risk Management Limited, APJ Continuation Limited (UK) and Aspen UK Syndicate Services Limited (formerly APJ Services Limited) (collectively, the “U.K. Subsidiaries”) was characterized as resident, managed and controlled or carrying on a trade through a branch or agency in the United Kingdom; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect.

(xxiii) Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax

Protection Act 1966, as amended, of Bermuda to the effect set forth in the General Disclosure Package and the Prospectus under the caption “Material Tax Considerations—Taxation of Aspen Holdings and Subsidiaries—Bermuda,” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

(xxiv) Based upon and subject to the assumptions and qualifications set forth in the General Disclosure Package and the Prospectus under the caption “Material Tax Considerations,” the Company does not believe (A) that either the Company or any of its subsidiaries currently should be, or upon the sale of the Securities contemplated hereby should be, (1) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Code, (2) except for the U.S. Subsidiaries and Aspen Underwriting Limited, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code (although the Internal Revenue Service likely will be able to successfully assert that Aspen U.K. has a U.S. trade or business and a U.S. permanent establishment as a result of the binding authorities granted to Aspen Re America, Inc., Aspen Specialty Insurance Management Inc., Aspen Re America California, LLC, Aspen Re America Risk Solutions LLC and ASIS by Aspen U.K.), or (3) except for the U.K. Subsidiaries, characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (B) that any U.S. person who owns shares of the Company directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10% or more of the total voting power of the Company or any of its foreign subsidiaries; and to the best of the Company’s knowledge, in the event that the Internal Revenue Service were to be successful in asserting that Aspen U.K. has a U.S. trade or business as a result of the binding authorities granted to Aspen Re America, Inc., Aspen Specialty Insurance Management Inc., Aspen Re America California, LLC, Aspen Re America Risk Solutions LLC and ASIS by Aspen U.K., it would not result in a Material Adverse Effect.

(xxv) Aspen U.K. and Aspen Bermuda intend to operate in a manner that is intended to ensure that the “related person insurance income” (as defined in Section 953(c)(2) of the Code) of either of Aspen U.K. or Aspen Bermuda does not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(xxvi) The audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(xxvii) KPMG Audit plc, who has audited certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the Rules and Regulations.

(xxviii) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. Any documents filed with or furnished to the Commission under the Exchange Act, when they were or are filed with or furnished to the Commission, (A) conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) did not or will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xxix) The Company and, to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are in compliance with the currently applicable provisions of the Sarbanes-Oxley Act of 2002.

(xxx) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) On the Closing Date (A) the Company shall have applied for the Preference Shares to be listed on the NYSE and (B) the Preference Shares shall have been registered pursuant to Section 12 of the Exchange Act.

(xxxii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase the Securities in the respective number of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto, at a purchase price of $0.7875 per Security. The Securities to be purchased by the Underwriters hereunder will be represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company. Such global certificate or certificates representing the Securities shall be in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 36 hours prior to the Closing Date, and shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 A.M., New York time, on April 11, 2012, or at such other place, time or date as the Representatives, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such global certificate or certificates representing the Securities available for checking by the Underwriters at the offices of Simpson Thacher & Bartlett LLP in New York, New York, or at such other place as the Representatives may designate, at least 24 hours prior to the Closing Date.

(b) In addition, upon written notice from the Representatives given to the Company from time to time not more than one business day prior to the Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Securities set forth opposite such Underwriter’s name bears to the total number of Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering their option to purchase additional shares made in connection with the sale of the Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time during the above-mentioned 30-day period and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

(c) The time for the delivery of and payment for the Optional Securities shall be the Closing Date. The Company will deliver the Optional Securities being purchased on the Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in federal (same day) funds by wire transfer to an account specified by the Company to the Representatives. The Optional Securities shall be delivered through the facilities of DTC against payment of the purchase price therefor.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Underwriters.

(a) The Company agrees with the Underwriters:

(i) The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(ii) The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the date of this Agreement.

(iii) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(iv) The Company will advise the Representatives promptly of any proposal to amend or supplement the Initial Registration Statement as filed or the related prospectus or any Statutory Prospectus and will not effect any such amendment or supplementation that shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will also advise the Representatives promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplementation of a Registration Statement or any Statutory Prospectus, of the institution by the Commission of any stop order in respect of a Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of a Registration Statement or for additional information. In the event of the issuance of any such stop order or any order suspending any such qualification, the Company will promptly use its reasonable best efforts to obtain the withdrawal of such order.

(v) If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend any Statutory Prospectus or the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission (subject to the first sentence of Section 5(a)(iv) above), at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(vi) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, upon notice from the Representatives to the Company reasonably in advance of the Renewal Deadline, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Prospectus. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(vii) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act.

(viii) The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed), each related preliminary prospectus, and, so long as a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 10:00 A.M., New York City time, no later than the second business day following the delivery of this Agreement. All other such documents shall be so furnished as soon as available.

(ix) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that, in connection therewith, the Company shall not be required to qualify as a foreign company or corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to file a general consent to service of process in any jurisdiction, or to subject itself to material taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(x) The Company will use its commercially reasonable efforts to complete the listing of the Preference Shares on the NYSE no later than the 30th date succeeding the Closing Date.

(xi) The Company will use its commercially reasonable efforts to permit the Preference Shares to be eligible for “book-entry” transfer through the facilities of DTC.

(xii) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any series of preference shares or securities convertible into or exchangeable or exercisable for any preference shares of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 60 days after the date hereof or such earlier date that the Representatives consents to in writing. Notwithstanding the foregoing, the Company may issue, in an underwritten offering, preference shares or securities convertible into or exercisable or exchangeable for preference shares to raise funds as a result of a large loss event impacting the Company’s reinsurance or insurance portfolio or where, in the good faith judgment of the Company’s management, such additional funds are necessary to maintain the Company’s existing ratings or ratings outlook.

(xiii) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(xiv) The Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (A) the fees and disbursements of the Company’s counsel and the Company’s accountants in connection with the registration of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Statutory Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including the costs of printing and distributing copies of all such documents to the Underwriters and dealers, in the quantities specified herein, (B) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (C) any filing fees and other expenses (including the reasonable fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate, in agreement with the Company, and the printing of memoranda relating thereto, (D) any filing fee incident to the review by the Financial Industry Regulatory Authority, Inc. of the Securities, (E) any fees payable in connection with the rating of the Securities, (F) all expenses and fees in connection with the application for listing of the Securities on the NYSE and (G) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(b) The Underwriters, severally but not jointly, agree with the Company that except as provided in this Section, Section 10 and the provisions with respect to indemnity and contribution, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, any taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date and any Optional Closing Date, as applicable, will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the Applicable Time and as of the Closing Date and any Optional Closing Date, as applicable, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On the date of the Prospectus (prior to the execution of this Agreement), on the effective date of any additional registration or any post-effective amendment to any Registration Statement, in each case, that is filed subsequent to the date of this Agreement, and on the Closing Date or any Optional Closing Date, as applicable, (in each case, at 9:30 A.M., New York City time, on such date), KPMG Audit plc shall have furnished to the Representatives a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Representatives.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date or any Optional Closing Date, as applicable, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction.

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Optional Closing Date, as applicable, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities, preferred shares, financial strength or claims paying ability of the Company or any of the Designated Subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred shares of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., U.K., Bermudian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by United States federal, New York, U.K. or Bermudian authorities; (vii) a change or development involving a prospective change in Bermuda taxation affecting the Company, the Preference Shares or transfers thereof; (viii) any major disruption of settlements of securities or clearance services in the United States, United Kingdom or Bermuda or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the United Kingdom or Bermuda, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date and any Optional Closing Date, as applicable, of Willkie Farr & Gallagher LLP, United States counsel for the Company in the form of Annex I hereto.

(e) The Representatives shall have received an opinion, dated the Closing Date and any Optional Closing Date, as applicable, of Appleby, Bermuda counsel for the Company in the form of Annex II hereto.

(f) The Representatives shall have received an opinion, dated the Closing Date and any Optional Closing Date, as applicable, of Willkie Farr & Gallagher LLP, U.K. counsel for the Company, in the form of Annex III hereto.

(g) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Optional Closing Date, as applicable, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received a certificate or certificates, dated the applicable Closing Date and any Optional Closing Date, as applicable, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the

Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Optional Closing Date, as applicable; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate.

(i) The Company shall have provided the Representatives with copies of such additional opinions, certificates, letters and documents as the Representatives reasonably request.

(j) On the Closing Date the Preference Shares shall be rated at least “Ba1” by Moody’s and “BBB-” by S&P, and each such rating agency shall have delivered to the Representatives a letter, or other evidence satisfactory to the Representatives, confirming that the Preference Shares have such ratings.

(k) At the Closing Date and the Optional Closing Date, as applicable, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date and any Optional Closing Date, as applicable, and such termination shall be without liability of any party to any other party except as provided in Section 5(a)(xiv) and except that Sections 2, 8, 10 , 11 and 17 shall survive any such termination and remain in full force and effect. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any

amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally but not jointly indemnify and hold harmless the Company, its directors, officers, employees and affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use in the Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or amendment or supplement thereto or any related preliminary prospectus, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in (i) the fifth paragraph, (ii) the third and fourth sentences of the ninth paragraph and (iii) the eleventh paragraph under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any proceeding without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date or any Optional Closing Date, as applicable, and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities to be purchased by the Underwriters on the Closing Date or any Optional Closing Date, as applicable, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or any Optional Closing Date, as applicable, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or any Optional Closing Date, as applicable. If any Underwriter or Underwriters so default and the aggregate number of shares of Firm Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the aggregate number of shares of Firm Securities to be purchased on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. If any Underwriter or Underwriters default in their obligations to purchase Optional Securities hereunder on any Optional Closing Date, and the aggregate number of shares of Optional Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of shares of Optional Securities to be purchased by the Underwriters on such Optional Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Optional Securities or (ii) purchase not less than the number of Optional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by the Company pursuant to Section 5 and the obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and, if any Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iv), (v), (vii), (viii), or (ix) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel Office (Fax: 212-816-7912), (ii) c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration, (iii) c/o UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate, Telephone: 203-719-1088, Facsimile: 203-719-0495 and (iv) c/o Wells Fargo Securities, LLC, Attention: Transaction Management; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Preference Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.

13. Representation. The Representatives will act for the Underwriters in connection with the transactions contemplated hereby, and any action under this Agreement taken jointly by the Representatives will be binding upon all Underwriters.

14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives (in the case of a natural person) and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company irrevocably (i) agrees that any legal suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such New York Court in any such suit, action or proceeding. The Company has appointed CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY, 10011, as its authorized agent (the “Company’s Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Company’s Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the party against whom such judgment or order has been given or made will indemnify each party in whose favor such judgment or order has been given or made (the “Indemnitee”) against any loss incurred by the Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of judgment currency actually received by the Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

ASPEN INSURANCE HOLDINGS LIMITED

By
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the date first above

written.

CITIGROUP GLOBAL MARKETS INC.
BARCLAYS CAPITAL INC.
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
For themselves and as Representatives of the Several Underwriters named in Schedule 1 hereto

By CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

By BARCLAYS CAPITAL INC.

By
Name:
Title:

By UBS SECURITIES LLC

By
Name:
Title:

By
Name:
Title:

By WELLS FARGO SECURITIES, LLC

By
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Schedule of Underwriters

Underwriter	Number of Preference Shares to be Purchased

Citigroup Global Markets Inc.	$1,305,000

Barclays Capital Inc.	1,305,000

UBS Securities LLC	1,305,000

Wells Fargo Securities, LLC	1,305,000

BNY Mellon Capital Markets, LLC	132,000

Credit Agricole Securities (USA) Inc.	132,000

Deutsche Bank Securities Inc.	132,000

HSBC Securities (USA) Inc.	132,000

U.S. Bancorp Investments, Inc.	132,000

Janney Montgomery Scott LLC	30,000

Morgan Keegan & Company, Inc.	30,000

Oppenheimer & Co. Inc.	30,000

Stifel, Nicolaus & Company, Incorporated	30,000

Total	6,000,000

SCHEDULE 2

Filed Pursuant to Rule 433

Dated April 3, 2012

Registration Statement on Form F-3 (No. 333-171167)

Relating to the

Preliminary Prospectus Supplement Dated April 3, 2012 and

Prospectus dated December 15, 2010

ASPEN INSURANCE HOLDINGS LIMITED

PERPETUAL NON-CUMULATIVE PREFERENCE SHARES

SUMMARY OF TERMS

Issuer:	Aspen Insurance Holdings Limited, a Bermuda holding company (the “Issuer”)

Security Type:	7.250% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”)

Amount:	$150,000,000; 6,000,000 shares

Option to purchase additional shares:	$22,500,000; 900,000 shares

Expected Ratings*:

Legal Format:	SEC Registered

Trade Date:	April 3, 2012

Settlement Date (T+ 5):	April 11, 2012

Maturity:	Perpetual

Initial Liquidation Preference:	$25 per share

Dividend Rate:	7.250% of the $25 liquidation preference of each share from Settlement Date, payable on a non-cumulative basis only when, as and if declared by the Issuer’s board of directors.

First Dividend Payment Date:	July 1, 2012

Payment Business Days:	New York

Payment Convention:	Following; unadjusted

Dividend Payment Dates:	January 1, April 1, July 1 and October 1

CUSIP/ISIN:	G05384147/BMG053841471

Expected Listing:	NYSE. If the application is approved, trading in the Preference Shares is expected to commence within 30 days after the initial delivery.

Public Offering Price:	$25 per share

Underwriting Discount:	$0.7875 per share

Estimated Net Proceeds to Issuer, After Deducting Underwriting Discount and Before Offering Expenses:	Approximately $145,275,000

Joint Book-Running Managers:	Citigroup Global Markets Inc.

Barclays Capital Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

U.S. Bancorp Investments, Inc.

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time and should be evaluated independently of any other rating.

Capitalization—As Adjusted:

The Issuer’s consolidated capitalization (in millions) as of December 31, 2011, on an as adjusted basis to reflect the net proceeds of this offering, after deducting the underwriting discount and before expenses, would be as follows:

• 6,000,000 7.25% Non-Cumulative Perpetual Preference Shares:	$145.3
• Total Shareholders’ Equity:	$3,317.4
• Total Capitalization:	$3,816.4

The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it by calling Citigroup Global Markets Inc., toll-free at 1-877-858-5407, Barclays Capital Inc. toll-free at 1-888-603-5847, UBS Securities LLC, toll-free at 877-827-6444, ext. 561 3884, or Wells Fargo Securities, LLC, toll-free at 1-800-326-5897.

This communication should be read in conjunction with the preliminary prospectus supplement dated April 3, 2012 and the accompanying prospectus dated December 15, 2010.

ANNEX I

Form of Opinion of

Willkie Farr & Gallagher LLP, United States counsel for the Company

1. Assuming the due authorization by the Company of the Underwriting Agreement, to the extent that execution and delivery are matters of New York law, the Underwriting Agreement has been duly executed and delivered by the Company.

2. To the extent that the laws of the State of New York are applicable, the Company has, pursuant to Section 17 of the Underwriting Agreement, validly submitted to the non-exclusive personal jurisdiction of any state or Federal court located in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) in any suit, action or proceeding arising out of or based on the Underwriting Agreement, respectively, or the transactions contemplated thereby; and has duly appointed CT Corporation System as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 17 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company assuming (i) the validity of such actions under Bermuda law and (ii) the due authorization, execution and delivery of the Underwriting Agreement by the Representatives on behalf of the Underwriters.

3. Neither the execution, delivery and performance by the Company of the Underwriting Agreement or the Certificate of Designation, nor the compliance by the Company with the provisions thereof, nor the consummation of the transactions by the Company contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule I hereto, any United States Federal or New York State law, rule or regulation (other than any state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which we express no opinion) or any order known to us of any United States Federal or New York State Governmental Agency having jurisdiction over the Company, Aspen Insurance Limited or Aspen Insurance UK Limited.

4. No Governmental Authorization of the United States or the State of New York is required to be made or obtained by the Company for the consummation by the Company of the transactions contemplated by the Underwriting Agreement (including, without limitation, the issuance and sale of the Securities to the Underwriters), except the registration under the Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications (A) as have been obtained and (B) as may be required under state securities or Blue Sky laws or insurance securities laws in connection with the purchase and distribution of the Securities by the Underwriters (as to which we express no opinion).

5. The statements set forth in the Prospectus under the captions “Description of Share Capital – Differences in Corporate Law,” “Material Tax Considerations—Taxation of Aspen Holdings and Subsidiaries—United States,” and “Material Tax Considerations—Taxation of Shareholders—United States Taxation,” insofar as such statements purport to describe the provisions of the documents referred to therein, the federal income tax laws of the United States or the Delaware General Corporation Law or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.

6. The Company is not and, after giving effect to the offering and sale of the Securities to be issued and sold by the Company under the Underwriting Agreement and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

7. The Registration Statement, as of its effective date, and the Prospectus, as of its date (other than the financial statements and the notes thereto and related statements, supporting schedules and other financial and statistical information included, referred to or incorporated by reference therein, or omitted therefrom, and the exhibits to the Registration Statement as to which we express no opinion), appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the Rules and Regulations.

8. The Registration Statement has became effective under the Securities Act, and we have not been advised that any stop order has been issued by the Commission suspending the effectiveness of the Registration Statement has been issued or that proceedings for that purpose have been instituted or are pending under the Securities Act.

In the course of the preparation by the Company of the Prospectus and the General Disclosure Package, we have participated in conferences with certain officers and employees of the Company, with representatives of KPMG Audit plc, public accountants for the Company, and with representatives of and counsel for the Underwriters, at which conferences the contents of the Prospectus and the General Disclosure Package and related matters were discussed and at which we reviewed certain corporate records, documents and proceedings. Certain of such corporate records and documents were governed by Bermudian law and, accordingly, we necessarily relied upon directors, officers and employees of the Company, counsel to the Company in such jurisdiction and other persons in evaluating such records and documents. Although we have not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, Prospectus or General Disclosure Package except as stated expressly in paragraph 5 of our opinion to you in a separate letter dated the date hereof, we advise you that based on our examination of the Registration Statement, Prospectus and General Disclosure Package and upon the above-described procedures, nothing has come to our attention that has caused us to believe that: (i) the Registration Statement, as of April 3, 2012, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, as of 4:50 p.m. New York City time on April 3, 2012, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not

2

misleading, or (iii) as of its date and as of the Closing Date, the Prospectus contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view in any of clauses (i), (ii) or (iii) above with respect to the financial statements and the notes thereto and related statements, supporting schedules and other financial and related statistical information included, referred to or incorporated by reference therein or omitted therefrom.

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SCHEDULE I

1.	Third Amended and Restated Registration Rights Agreement dated as of November 14, 2003 among the Company and each of the Persons listed on Schedule 1 thereto.

2.	Three-Year Credit Agreement dated as of July 30, 2010, among the Company, the Bank of New York Mellon, as Collateral Agent, Citibank N.A., as Syndication Agent, Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., and the Bank of New York Mellon as Co-Documentation Agents and Barclays Bank plc., as Administrative Agent.

3.	Indenture dated as of August 16, 2004 between Aspen Insurance Holdings Limited, as issuer, and Deutsche Bank Trust Company Americas, as trustee.

4.	First Supplemental Indenture dated as of August 16, 2004 by and between Aspen Insurance Holdings Limited, as issuer, and Deutsche Bank Trust Company Americas, as trustee.

5.	Second Supplemental Indenture, dated December 10, 2010, to the Base Indenture, dated as of August 16, 2004, between the Company and Deutsche Bank Trust Company Americas.

6.	Exchange and Registration Rights Agreement dated August 16, 2004 among the Company, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as Representatives of the Purchasers named in Schedule I thereto.

7.	Amended and Restated Shareholders’ Agreement, dated as of September 30, 2003 among the Company and each of the persons listed on Schedule A thereto

ANNEX II

Form of Opinion of Appleby, Bermuda counsel for the Company

(1)	The Companies are each exempted companies incorporated with limited liability and validly existing under the laws of Bermuda. The Companies possess the capacity to sue and be sued in their own name and are in good standing under the laws of Bermuda. Each of the Company and AIL has full corporate power and authority and all permits, licenses and authorisations required by Bermuda law (which remain in full force and effect) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. AIL is duly registered as a Class 4 insurer under the Insurance Act 1978 and the regulations promulgated thereunder (together, the “Insurance Act”) and accordingly, AIL is subject to regulation and supervision in Bermuda and has Bermuda regulatory authority to conduct the insurance business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and based solely on the AIL Certificates of Compliance, AIL has filed with the appropriate Bermuda governmental authority (including regulatory authority) all reports, documents and other information required to be filed under the Insurance Act.

(2)	The Preference Shares have been duly authorized and executed by the Company, and when delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Preference Shares is not subject to any preemptive or similar rights.”

(3)	Based solely on the Company’s Register of Shareholders the authorised, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Share Capital”. Based solely on the Company’s Register of Shareholders, AIL’s Register of Shareholders: (a) all of the issued shares in the capital of the Company and AIL have been duly and validly authorised and issued and are fully paid and non-assessable (collectively the “Outstanding Shares”); (b) all of the issued shares of AIL are registered solely in the name of the Company; and (c) none of the Outstanding Shares were issued in violation of the pre-emptive or other similar rights of any member of the Company or AIL. The authorised share capital of the Company and the Preference Shares conform as to legal matters to the descriptions thereof contained in the Registration Statement the General Disclosure Package and the Prospectus. The rights attaching to the Preference Shares as set out in the Certificate of Designation do not violate, conflict with or constitute a default under the Bye-Laws of the Company or Bermuda law.

(4)	Registered holders of fully paid shares of the Company will bear no personal liability for debts or obligations of the Company, under the laws of Bermuda, as a result of their status as shareholders of the Company.

(5)	The Company has all requisite corporate power and authority to (a) execute and file the Registration Statement, the Statutory Prospectus and the Prospectus with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (b) enter into, execute or issue (as the case may be), deliver, and perform its obligations under the Underwriting Agreement and the Certificate of Designation and (c) to take all action as may be necessary to complete the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Underwriters).

(6)	The (a) execution and filing of the Registration Statement, the Statutory Prospectus and the Prospectus with the SEC under the Securities Act and (b) execution, delivery and performance by the Company of the Underwriting Agreement and the Certificate of Designation and the consummation of the transactions contemplated thereby, including, without limitation, the issuance and sale of the Securities to the Underwriters, have been duly authorised by all necessary corporate action on the part of the Company.

(7)	Each of the Underwriting Agreement and the Certificate of Designation has been duly executed and delivered by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms. The Registration Statement has been duly executed by or on behalf of the Company.

(8)	Except as provided in this paragraph, no consent, approval, licence, order or authorisation of, filing with, or other act by or in respect of, any governmental agency or body, any stock exchange authority or any other regulatory authority or court of Bermuda is required to be obtained by the Company in connection with (a) the authorisation, execution or filing of the Registration Statement, the Statutory Prospectus and the Prospectus and (b) the execution, delivery or performance by the Company of the Underwriting Agreement, including, without limitation, the issuance and sale of the Preference Shares to the Underwriters, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement, or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Underwriting Agreement.

The specific permission of the Bermuda Monetary Authority (the “BMA”) is required for the issue and transfer of securities, other than in cases where the BMA has granted a general permission. The BMA in its policy dated 1 June 2005 provides that where any equity securities of a company (which would include the ordinary shares of the Company) are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an Appointed Stock Exchange under Bermuda law) general permission is given for the issue and subsequent transfer of any securities (which would include the Preference Shares) of the company from and/or to a non resident, for so long as any Equities Securities of the company remain so listed. Notwithstanding the general permission, a specific letter of permission was issued by the BMA to the Company on 18 March 2005 for the issue and free transferability of the securities of the Company (which includes the Preference Shares being offered pursuant to the Registration Statement, the most recent Statutory Prospectus and the Prospectus) as long as the ordinary shares of the Company are listed on an appointed stock exchange (as defined in the Companies Act 1981 (the “Act”)), to and among persons who are non-residents of Bermuda for exchange control purposes and for the issue and free transferability of up to 20% of the securities of the Company to and among persons who are residents of Bermuda for exchange control purposes. This letter of permission remains in effect.

Pursuant to the requirements of Part III of the Act the Company is required to file with the Bermuda Registrar of Companies a copy of the Prospectus signed by or on behalf of all the Directors of the Company prior to or as soon as reasonably practicable after publication of the Statutory Prospectus.

(9)	The execution, delivery and performance by the Company of the Underwriting Agreement, the Certificate of Designation and the transactions contemplated thereby, including, without limitation, the issuance and sale of the Preference Shares to the Underwriters, do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Company’s Constitutional Documents.

(10)	The transactions contemplated by the Underwriting Agreement, without limitation, the issuance and sale of the Preference Shares to the Underwriters, are not subject to any currency deposit or reserve requirements in Bermuda. Each of the Company and AIL has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Underwriting Agreement, or the payment by the Company of dividends or other distributions to shareholders in respect of the Preference Shares or other securities of the Company or the payment by AIL of dividends or other distributions to the Company. All dividends and other distributions declared and payable on the shares of the Company may under the current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any Governmental Authorisations in Bermuda; and AIL is (subject to the provisions of the Act and the Insurance Act) not currently prohibited by any Bermuda law or Governmental Agency, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its share capital, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as summarised in the Registration Statement.

(11)	The financial obligations of the Company under the Underwriting Agreement rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

(12)	The choice of the laws of New York as the proper law to govern the Underwriting Agreement is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Underwriting Agreement in proceedings brought before them in relation to the Underwriting Agreement provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(13)	The submission by the Company to the jurisdiction of the New York Courts pursuant to the Underwriting Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the New York Courts, if such submission is accepted by such courts and is legal, valid and binding under the laws of New York.

(14)	The appointment by the Company of CT Corporation as agent for the receipt of any service of process in respect of any New York Court in connection with any matter arising out of or in connection with the Underwriting Agreement is a valid and effective appointment, if such appointment is valid and binding under the laws of New York and if no other procedural requirements are necessary in order to validate such appointment.

(15)	A final and conclusive judgment of a competent foreign court against the Company based upon the Underwriting Agreement (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

(i)	the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)	the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(16)	According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by the Company Searches the current address of the registered office of each of the Company and AIL is Maxwell Roberts Building, 1 Church Street, Hamilton HM 12, Bermuda.

(17)	Neither the Company nor any of its assets or property enjoys, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of its obligations under the Underwriting Agreement.

(18)	Based solely upon the Company Searches and the Litigation Searches:

(i)	no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or AIL or against or affecting any of their respective properties, rights, revenues or assets; and

(ii)	no notice to the Registrar of Companies of the passing of a resolution of members or creditors of either the Company or AIL to wind up that company, or the appointment of a liquidator or receiver has been given. No petition to wind up the Company or AIL, or application to reorganise their respective affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court of Bermuda.

(19)

Each of the Company and AIL has received an assurance from the Ministry of Finance granting an exemption, until 31 March 2035, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company or AIL. There are, subject as otherwise provided in this opinion, no capital gains, income, withholding or other Bermuda taxes, stamp or issuance or transfer taxes, or documentary taxes, duties or similar charges now due, or which could in the future become due, (including payable by or on behalf of the Underwriters) to Bermuda in connection with (a) the sale and delivery by the Company of the Preference Shares to or for the respective accounts of the Underwriters, (b) the sale and delivery outside Bermuda by the Underwriters of the Preference Shares to the initial purchasers thereof in the manner contemplated under the Underwriting Agreement, or (c) the execution, delivery, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby, or the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder or the payment by the Company of dividends or other distributions or payments to shareholders in respect of the Preference Shares or other securities of the Company or the payment by AIL of dividends or other distributions to the Company; and AIL is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from the payment by AIL of dividends or other distributions to the Company.

(20)	Subject to the final paragraph of opinion (7), in order to ensure the legality, validity, enforceability or admissibility in evidence of the Prospectus or the Underwriting Agreement, it is not necessary that any document be filed, recorded or enrolled with any Bermuda regulatory agency or body, any stock exchange authority or any other regulatory authority in Bermuda or that any stamp duties, registration or similar tax or charge be paid in Bermuda.

(21)	Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Act. Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July 1983, which are not registered.

We have searched the Register of Charges maintained by the Registrar of Companies in Bermuda against the name of the Company and AIL. This search has disclosed the following charge registered against the Company:

Charge No.	Date	In favour of

17659	15 August 2005	The Bank of New York

This search has disclosed the following charges registered against AIL:

Charge No.	Date	In favour of

15501	16 December 2003	Citibank Ireland Financial Services plc

16705	7 December 2004	Barclays Bank PLC

17657	15 August 2005	The Bank of New York

18622	20 January 2006	Citibank, N.A.

23768	7 October 2009	Barclays Bank PLC

Registration of charges is not compulsory and charges may exist over the shares or assets of the Company and AIL without having been registered.

(22)	The statements set forth in the Disclosure Package and the Prospectus under the captions “Risk Factors”, “Business-Regulatory Matters-Bermuda Regulation”, “Description of Preference Shares”, “Description of Share Capital”, “Material Tax Considerations-Taxation of Aspen Holdings and Subsidiaries-Bermuda”, “Material Tax Considerations-Taxation of Shareholders-Bermuda Taxation”, and “Enforcement of Civil Liabilities under United States Federal Securities Laws and Other Matters”, the statements set forth in the 2011 Form 10-K under the captions “Risk Factors,” “Business-Regulatory Matters-Bermuda Regulation” and “Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” and the statements set forth in Item 8 of Part II of the Registration Statement, insofar as they purport to describe the provisions of the Constitutional Documents of the Company or AIL or the Certificate of Designation or the laws of Bermuda referred to therein are accurate and correct in all material respects.

(23)	Under Bermuda law, the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Bermuda or subject to any taxation in Bermuda by reason only of the entry into, performance or enforcement of the Underwriting Agreement or the transactions contemplated thereby. It is not necessary under Bermuda law that the Underwriters be authorised, licensed, qualified or otherwise entitled to carry on business in Bermuda for their execution, delivery, performance or enforcement of the Underwriting Agreement.

(24)	The consummation of the transactions contemplated by the Underwriting Agreement (including but not limited to the issue and sale of the Preference Shares by the Company and any actions taken pursuant to the indemnification and contribution provisions contained in the Underwriting Agreement) will not, subject to compliance with Section 39A(2A) of the Act, constitute prohibited financial assistance by the Company under Bermuda law.

(25)	Failure by the Board of Directors of the Company, in the event of the occurrence of a “nonpayment” (as defined in the most recent Statutory Prospectus, the Prospectus and the Certificate of Designation), to appoint to the Company’s Board of Directors the Preference Share Directors designated by the holders of the Preference Shares as described in the Certificate of Designation would constitute a violation by the Company of the rights attaching to those shares under the Certificate of Designation.

ANNEX III

Form of Opinion of Willkie Farr & Gallagher LLP,

U.K. counsel for the Company

(a)	Aspen UK and Aspen Holdings are each incorporated in England as limited liability companies under the Companies Act 1985 with corporate power to own, lease and operate their respective properties and to conduct their respective businesses as described in the Prospectus.

(b)	All of the issued share capital of Aspen UK is fully paid and the registered holder thereof is Aspen Holdings.

(c)	All of the issued share capital of Aspen Holdings is fully paid and the registered holder thereof is the Company.

(d)	Aspen UK is duly authorised by the UK Financial Services Authority to conduct its insurance business as described in the Prospectus.

(e)	The execution, delivery and performance of the Agreement and the consummation of the transactions therein contemplated (including, without limitation, the issuance and sale of the Preference Shares to the Underwriters) will not result in any violation of the provisions of any Constitutional Document of Aspen UK or Aspen Holdings, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument set forth in Schedule 3 hereto.

(f)	The statements set forth in or incorporated by reference in the Prospectus under the captions “Risk Factors—Risks Related to Taxation—Our non-U.K. companies may be subject to U.K. tax that may have a material adverse effect on our results of operations”, “Business—Regulatory Matters—U.K. and E.U. Regulation”, and “Material Tax Considerations—Taxation of Aspen Holdings and Subsidiaries—United Kingdom”, insofar as such statements purport to describe the tax and insurance regulatory laws of the United Kingdom referred to therein, fairly summarise such laws in all material respects.

SCHEDULE 3

1.	Amended and Restated Shareholders’ Agreement dated as of September 30, 2003 among the Company and each of the Persons listed on Schedule A thereto

2.	Service Agreement dated September 24, 2004 among Christopher O’Kane, Aspen Insurance U.K. Services Limited and the Company

3.	Service Agreement dated April 3, 2007 between Richard Houghton and Aspen Insurance UK Services Limited

4.	Quota Share Agreement dated October 21, 2003 between Syndicate 3030 and Aspen Insurance UK Limited reflecting the slip agreement entered into on June 12, 2002 therein

5.	Qualifying Quota Share Agreement dated April 15, 2003 between Wellington Underwriting, Syndicate 2020 and Aspen Insurance UK Limited

6.	Amended and Restated Instrument Constituting Options to Subscribe for Shares in the Company dated as of September 30, 2005